    Exhibit 99.1

Released : 22/09/2023

RNS Number : 4152N
Pendragon PLC
22 September 2023

Pendragon PLC

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

THIS IS AN ANNOUNCEMENT FALLING UNDER RULE 2.4 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE "CODE") AND DOES NOT CONSTITUTE AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CODE AND THERE CAN BE NO CERTAINTY THAT ANY FIRM OFFER WILL BE MADE, NOR TO THE TERMS OF ANY SUCH OFFER.

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION.

For immediate release

22 September 2023

Pendragon PLC (“Pendragon” or the “Company”)

Revised proposal from Hedin and Penske

The Board of Directors of Pendragon (the “Board”) confirms that it has received a further unsolicited proposal from Hedin Mobility Group AB (publ) (“Hedin”) and PAG International Ltd. (“Penske”) to jointly acquire the entire issued and to be issued share capital of Pendragon for 32 pence per share, in cash (the “Revised Proposal”). The Revised Proposal remains subject to a number of pre-conditions, including the completion of due diligence, antitrust approvals and external debt financing.

The Board will consider the Revised Proposal and will consult with its shareholders and provide an update in due course.

The Board confirms that under the binding legal agreement that it has entered into with Lithia Motors, Inc in relation to, amongst others things, the disposal by the Company of its UK motor and leasing business (the “Lithia Transaction”) it is required to hold the shareholder meeting to approve the Lithia Transaction on 6 October 2023. Shareholders representing 402,105,727 shares, equivalent to approximately 28.8% of the current issued share capital of Pendragon, have irrevocably committed to vote in favour of the Lithia Transaction. In the event that there is an announcement by a third party of a firm offer for the Company that the Board has indicated it will recommend, shareholders holding approximately 11.5% of the current issued share capital of Pendragon will cease to be bound by the terms of their irrevocable undertaking to vote in favour of the Lithia Transaction.

There can be no certainty that any firm offer will be made, nor to the terms of any such offer. Shareholders are advised to take no action at this time.

As previously announced, in accordance with Rule 2.6(a) of the Code, Hedin and Penske are required, by not later than 5.00 p.m. on 18 October 2023, either to announce a firm intention to make an offer for the Company in accordance with Rule 2.7 of the Code or to announce that it does not intend to make an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline may be extended with the consent of the Takeover Panel in accordance with Rule 2.6(c) of the Code.

The person responsible for arranging for the release of this announcement on behalf of Pendragon is Richard Maloney, Group General Counsel and Group Company Secretary.

This announcement is made without the consent of Hedin and Penske.

Enquiries:

Jefferies (Financial Adviser & Joint Corporate Broker)     +44 20 7029 8000
Philip Noblet
James Thomlinson
Thomas Bective
Jordan Cameron

Berenberg (Joint Corporate Broker)                         +44 20 3207 7800
Ben Wright

Headland Consultancy (PR & Communications) +44 20 3805 4822
Henry Wallers
Jack Gault

Notice related to financial adviser

Jefferies International Limited ("Jefferies"), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting for Pendragon and no one else in connection with the matters set out in this Announcement. In connection with such matters, Jefferies will not regard any other person as their client, and will not be responsible to any persons other than Pendragon for providing the protections afforded to clients of Jefferies or for providing advice in relation to the contents of this announcement or any other matter referred to herein. Neither Jefferies nor any of its subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this announcement, in any statement contained herein or otherwise.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Rule 26.1 disclosure

In accordance with Rule 26.1 of the Code, a copy of this announcement will be available (subject to certain restrictions relating to persons resident in restricted jurisdictions) at www.Pendragonplc.com, by no later than 12 noon (London time) on 25 September 2023. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

END
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